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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    Our audits included the financial statement schedule of Biocircuits Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-48296, No. 33-50642, No. 33-64066, No. 33-89006, No.
333-07447 and No. 333-21257) pertaining to the Employee's Stock Purchase Plan, the Non-Employee Directors' Stock Option Plan, the Dual Stock Option Plan and the Written Compensation Contract of Biocircuits Corporation and in the Registration Statements (Form S-3 No. 333-13673, No. 333-19797 and No. 333-26079) and the related Prospectuses of our report dated January 13, 1997 with respect to the financial statements of Biocircuits Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 1996, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K/A) of Biocircuits Corporation.

                                          /s/ Ernst & Young LLP

Palo Alto, California
April 28, 1997